                       SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C. 20549

                             _____________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 1996
                                                 ------------

                      AMERISHOP CORP.
- ---------------------------------------------------------------------------
               (Exact name of registrant as specified in Charter)

        Delaware                33-8333-D                    38-2684858
- ---------------------------------------------------------------------------
(State or other jurisdiction     (Commission                 (IRS Employer 70
of incorporation)                File Number)                Identification No.)

3033 Orchard Vista Drive SE, Suite 308, Grand Rapids, MI     49546
- ---------------------------------------------------------------------------
        (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  (616) 949-0775

- ---------------------------------------------------------------------------
     (Former name or former address, if changed since last report).

                    Information To Be Included In The Report
                    ----------------------------------------

     Item 4. Changes in Registrant's Certifying Accountant.

     Effective May 30, 1996, AmeriShop Corp. approved the dismissal of its certifying accountants, Deloitte & Touche, LLP and retained as its new certifying accountants, BDO Seidman, LLP. The auditor's report of Deloitte & Touche, LLP on AmeriShop Corp.'s financial statements for the two most recent fiscal years preceding the date hereof contained a modification as to going concern uncertainty. The decision to change accountants was approved by AmeriShop Corp.'s Board of Directors.

     During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between AmeriShop Corp. and Deloitte & Touche, LLP, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, LLP would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

     During the last two fiscal years and the subsequent interim period to the date hereof, AmeriShop Corp. did not consult BDO Seidman, LLP regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

     A letter from Deloitte & Touche, LLP stating whether or not it agrees with the above statements has been requested and will be filed with the Commission upon receipt.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly used this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                AmeriShop Corp.

     Date  6/3/96
          ------------                          By: Steven Salasky
                                                    ------------------
                                                Steven Salasky
                                                Controller, Secretary, Treasurer